                                                                   EXHIBIT 10.01


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                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                          PAXSON COMMUNICATIONS CORP.

                                      AND

                      COCOLA MEDIA CORPORATION OF FLORIDA

                                      FOR

                          TELEVISION STATION WHBI-TV,
                              LAKE WORTH, FLORIDA


                                 MARCH 23, 1995

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


                               TABLE OF CONTENTS


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ARTICLE 1.  AMOUNT AND TERMS OF THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.01  The Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.02  The Promissory Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.03  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.04  Repayment of the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.05  Use of Proceeds and Advancement of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.06  Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.07  Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.08  Payment on Non-Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2.  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         Section 2.01  Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 3.  SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         Section 3.01  Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 3.02  Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 3.03  Leasehold Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 3.04  Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 4.  CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         Section 4.01  Conditions Precedent to Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 4.02  Conditions Precedent to Final Installment  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 4.03  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         Section 5.01  Representations and Warranties of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (a)  Existence and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (b)  Authorizations, Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 (c)  No Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (d)  Binding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (e)  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (f)  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6





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
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                 (g)  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (h)  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 (i)  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (j)  Material Misstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 6.  COVENANTS OF THE BORROWER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         Section 6.01  Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (a)  Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (b)  Preservation of Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (c)  Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (d)  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (e)  Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (f)  Operations in Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (g)  Perfection of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (h)  FCC Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (i)  Loan And Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         Section 6.02  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                 (a)  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (b)  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (c)  Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (d)  Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (e)  Transfer or Issuance of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (f)  Change of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (g)  Remove Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (h)  Distributions or Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (i)  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (j)  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (k)  Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (l)  Employee Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (m)  Cancellation of Debts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (n)  Write-Down  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (o)  Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (p)  Television Affiliation Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (q)  Loan And Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         Section 6.03  Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (a)  Default Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (b)  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





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
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                 (c)  Notice of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (d)  Budget  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (e)  Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 7.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         Section 7.01  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 7.02  Effect of Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 8.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         Section 8.01  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 8.02  Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 8.03  Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 8.04  Address for Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 8.05  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.06  Binding Effect; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.07  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.08  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.09  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.10  Rights Affected by Extensions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.11  Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.12  Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.13  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.14  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 8.15  Non-Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16





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                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of March 23, 1995, is by and between PAXSON COMMUNICATIONS CORP., a Delaware corporation having its principal offices at 18401 U.S. Highway 19 North, Clearwater, Florida 34624 (the "Lender"), and COCOLA MEDIA CORPORATION OF FLORIDA, a Delaware corporation having its principal offices at 706 W. Herndon Avenue, Fresno, California 93650 (the "Borrower").

                              W I T N E S S E T H:

         WHEREAS, WPB Communications, Inc. is a stockholder in Hispanic Broadcasting, Inc., the permittee of Television Station WHBI-TV, Lake Worth, Florida (the "Station") and holds an option to purchase control of Hispanic Broadcasting, Inc.;

         WHEREAS, the Borrower wishes to help WPB Communications, Inc. finance the construction of the Station and exercise an option Borrower holds to purchase the Station from WPB Communications, Inc.; and

         WHEREAS, the Borrower desires to borrow funds from the Lender to finance the purchase and operation of the Station.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the Lender and the Borrower agree as follows:

ARTICLE 1.  AMOUNT AND TERMS OF THE LOANS

         SECTION 1.01 THE LOAN. The Lender agrees, upon the terms and conditions hereinafter set forth, to make a loan or loans to the Borrower in an aggregate principal amount not to exceed at any one time outstanding Seven Million Dollars ($7,000,000.00) plus such additional amounts that are reasonably requested by Borrower for the purposes set forth in Section 1.05 and are approved by Lender in its sole discretion (the "Loan").

         SECTION 1.02 THE PROMISSORY NOTE. The outstanding principal amount of the Loan shall be evidenced by and subject to the terms of a promissory note, dated of even date herewith, substantially in the form set forth as
Exhibit 1 hereto (the "Note") payable to the order of the Lender and representing the obligation of the Borrower to pay the Lender the amount of the Loan, with interest thereon, as prescribed in Section 1.04. The Lender is authorized to endorse the date and amount of the Loan and each repayment of principal and/or interest with respect thereto on the Schedule A annexed to and constituting a part of the Note.

         SECTION 1.03 INTEREST. The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum at all times equal to one-half percent (1/2%) above the rate charged Lender by its senior lenders as adjusted from time to time. Interest shall be calculated on the basis of a year of three hundred sixty (360) days and actual number of days elapsed during the period for which such interest is payable. Interest shall begin to accrue on the outstanding principal amount of the Loan on the date of disbursement of all or a portion of the Final Installment (as defined below) pursuant to Section 1.05(b) (the "Final Installment Date"). The first payment of interest to the Lender shall be due Ninety (90) days after the acquisition of the Station by the Borrower pursuant to Federal Communications Commission ("FCC") authority at which time all interest accrued from the Final Installment Date shall become due and payable; thereafter, accrued interest shall be paid monthly, on the same date as the principal payments are due pursuant to Section 1.04 hereof.
If any installment of principal or interest is not paid when due, that installment shall bear interest at a rate per annum equal to the lower of the highest rate permitted by law or eighteen percent (18%) from the due date thereof until paid in full.

         SECTION 1.04 REPAYMENT OF THE LOAN. In the event that any portion of the Loan is used by the Borrower to fund an escrow deposit or similar payment toward the purchase of the Station (the "Deposit"), and such deposit is returned to the Borrower, the amount of such deposit shall be immediately repaid to Lender together with all interest earned on such deposit and paid to the Borrower. One Hundred Twenty (120) days after the acquisition of the Station by the Borrower pursuant to FCC authority, the Borrower shall begin repayment to the Lender of the Loan by making consecutive, equal monthly payments of principal and interest on the basis of an eighty-four (84) month amortization schedule.

         SECTION 1.05  USE OF PROCEEDS AND ADVANCEMENT OF FUNDS.

                 (a) The proceeds of the Loan are to be used by the Borrower exclusively for financing the construction and purchase of the Station and for working capital and operating expenses relating to the Station.

                 (b) The Lender shall loan to the Borrower the funds required to acquire the Station, less the Deposit (the "Final Installment"), as required by the terms of the Loan And Option Agreement entered into by Borrower with WPB Communications, Inc. ("Loan And Option Agreement") as of March 23, 1995.

         SECTION 1.06 INFORMATION. The Borrower agrees to furnish to the Lender such information as the Lender may reasonably request in connection with the Loan or the Station.

         SECTION 1.07 PREPAYMENT. The Borrower may prepay the Note in whole at any time, or from time to time in part, with accrued interest to the date of prepayment on the amount prepaid, without penalty, provided that each payment, other than for the full amount of the outstanding balance, shall be in the amount of Ten Thousand Dollars ($10,000.00) or an integral multiple thereof. Each partial prepayment on the Note shall be applied first to accrued interest and then to the payment of principal in the inverse order of maturity.

         SECTION 1.08 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Note shall become due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest hereunder and under the Note.

ARTICLE 2.  CLOSING

         SECTION 2.01 CLOSING DATE. Closing of this transaction shall occur on a date agreed upon by the parties hereto (the "Closing Date").

ARTICLE 3.  SECURITY

         SECTION 3.01 SECURITY INTEREST. As security for the Loan, the Borrower shall execute and deliver to the Lender, on or before the Closing Date, a security agreement in the form of Exhibit 2 hereto (the "Security Agreement").

         SECTION 3.02 PLEDGE AGREEMENT. As further security for the Loan, on or before the Closing Date, the Borrower shall deliver to the Lender a pledge agreement in the form of Exhibit 3, duly executed by Gary Cocola (the "Shareholder"), the sole shareholder of the Borrower (the "Pledge Agreement").

         SECTION 3.03 LEASEHOLD MORTGAGES. At such time as the Borrower enters into any lease, it shall execute with respect to such lease a leasehold mortgage in form and substance satisfactory to Lender (the "Leasehold Mortgage"), granting the Lender a lien on its leasehold interest under such lease. In particular, and without limiting the generality of the foregoing, the Borrower shall execute a Leasehold Mortgage with respect to each lease, if any, that it assumes as part of the acquisition of the Station. If requested by the Lender, the Borrower shall also deliver to the Lender with respect to any lease to which the Borrower becomes a party (i) evidence of the filing of a memorandum of lease in form and substance satisfactory to Lender, (ii) an executed estoppel certificate in form and substance satisfactory to Lender,
(iii) an executed landlord's consent and waiver in form and substance satisfactory to Lender, and (iv) an ALTA mortgagee's policy of title insurance in customary form with respect to such lease.

         SECTION 3.04 MORTGAGES. As such time as the Borrower acquires any parcel of real estate, the Borrower shall execute a first mortgage or deed of trust in favor of the Lender on such parcel, in form and substance satisfactory to the Lender. If requested by the Lender, the Borrower shall also deliver to the Lender an ALTA mortgagee's policy of title insurance in customary form with respect to such parcel.

ARTICLE 4.  CONDITIONS OF LENDING

         SECTION 4.01 CONDITIONS PRECEDENT TO LOAN. The obligation of the Lender to disburse from time to time any portion of the Loan hereunder is subject to the condition precedent that the Lender shall have received all of the following, on or before the Closing Date, in form and substance satisfactory to the Lender:

                 (a)  The Note, duly executed and delivered by the Borrower;

                 (b) The Security Agreement, together with appropriate UCC-1 forms, duly executed and delivered by the Borrower;

                 (c) The Pledge Agreement, duly executed and delivered by the Shareholder together with stock certificates and blank stock powers;

                 (d) A certified copy of the resolutions of the Board of Directors of Borrower evidencing approval of the execution, delivery and performance of this Agreement, the Note and the Security Agreement and other matters contemplated hereby;

                 (e)  A Certificate of Good Standing for the Borrower;

                 (f) Copies of all station documents, including, without limitation, the Loan And Option Agreement (the "Agreement"), entered into with WPB Communications, Inc.; and

                 (g) Such other agreements, certificates, opinions of counsel and documents that the Lender may reasonably require.

         SECTION 4.02 CONDITIONS PRECEDENT TO FINAL INSTALLMENT. The obligation of the Lender to advance the Final Installment to the Borrower is subject to the condition precedent that the Lender shall have received each of the following, on or before the Final Installment Date, in form and substance satisfactory to the Lender:

                 (a)  Leasehold Mortgages, to the extent required by Section
3.03;

                 (b) A Certificate of Good Standing for the Borrower in the State of Florida as of a recent date prior to the Final Installment Date;

                 (c) Copies of the certificates evidencing the insurance required to be maintained by the Borrower pursuant to Section 6.01(e);

                 (d)  Any memorandum of lease, to the extent required by
Section 3.03;

                 (e)  Executed estoppel certificates, to the extent required by
Section 3.03;

                 (f) Executed landlord's consents and waivers, to the extent required by Section 3.03;

                 (g) Evidence, in form and substance acceptable to Lender, that Borrower has been approved by the FCC to acquire the Station and that the FCC approval is a final, non-appealable order;

                 (h) A copy of the Agreement and each other contract, certificate and other document executed by the Borrower and WPB Communications, Inc. in connection with the Borrower's acquisition of the Station; and

                 (i) Such other agreements, certificates, opinions of counsel and documents that the Lender may reasonably require.

         SECTION 4.03 COMPLIANCE. All of the representations and warranties of the Borrower in this Agreement shall be true and accurate in all material respects on and as of the Closing Date and the date of any subsequent disbursement of any portion of the Loan, as if made on and as of such date and time. The Borrower shall be in compliance with all of the applicable terms and provisions of this Agreement and no Event of Default or any event which with the lapse of any applicable grace period or the giving of notice or both would constitute an Event of Default shall have occurred and be continuing. The Borrower shall have performed all obligations and taken all actions to be performed or taken by it hereunder on or prior to such date. On the Closing Date, the Borrower shall deliver to the Lender a certificate, dated as of such date and signed by an executive officer of the Borrower, certifying compliance with the conditions of this Section 4.03. Each disbursement of all or a portion of the Loan to the Borrower shall in and of itself, constitute a representation and warranty that the Borrower as of the date of such Loan, is in compliance with this Section and if the Borrower is not in compliance with this Section, the Lender shall not be required to disburse such Loan to the Borrower.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES

         SECTION 5.01 REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce the Lender to enter into this Agreement and make the Loan, Borrower represents and warrants as follows:

                 (a) Existence and Standing. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing under the laws of the State of Florida, and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Note, any Leasehold Mortgage, the Security Agreement and all other documents that have been or will be executed and delivered by the Borrower pursuant to this Agreement.

                 (b) Authorizations, Compliance with Laws. The execution, delivery and performance by the Borrower of this Agreement, the Note, any Leasehold Mortgage, the Security Agreement and all other documents required to be executed and delivered by the Borrower pursuant to this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) violate (A) any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or (B) any provision of the charter or by-laws of the Borrower; or (ii) result in a breach of or constitute a default under any agreement or instrument to which the Borrower is a party or by which its properties may be affected; or (iii) result in the creation of a lien, charge or encumbrance of any nature upon the Borrower's properties or assets other than as contemplated by this Agreement.

                 (c) No Consent. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department or agency, except for filing with the FCC, is or will be necessary to the valid execution, delivery and performance by the Borrower of this Agreement, the Note, any Leasehold Mortgage, the Security Agreement or any other document required to be executed and delivered by the Borrower pursuant to this Agreement.

                 (d) Binding Obligations. This Agreement, the Note, any Leasehold Mortgage, the Security Agreement and all other documents required to be executed and delivered by the Borrower pursuant to this Agreement have been or will be executed and delivered by duly authorized officers of the Borrower and constitute or will constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

                 (e) Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its properties before any court or governmental department or agency which materially adversely affects the transactions contemplated by this Agreement or which would have a material adverse effect on the business, properties, operation or condition of the Borrower.

                 (f) No Default. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations or conditions contained in any material agreement or instrument to which it is a party, nor with respect to any order, judgment, writ, injunction or decree of any court, governmental authority or arbitration board.

                 (g) Compliance with Laws. To its best knowledge, Borrower is in compliance with all applicable federal, state and local laws. The Borrower has obtained all necessary licenses and permits required for the conduct of its business and operations or such licenses and permits have been applied for and are now being diligently pursued.

                 (h) Taxes. The Borrower has filed all tax returns and reports (federal, state and local) required to be filed by it, and has paid all taxes shown thereon, including interest and penalties, and all assessments received by it (except to the extent that the same are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been set aside on the books of the Borrower in conformity with generally accepted accounting principles).

                 (i) Title to Properties. The Borrower has good and marketable title to all of its property and assets and valid and enforceable leasehold interests in the property which it holds under lease. All such property, assets and leasehold interests being free and clear of any and all mortgages, deeds of trust, assignments, liens, security interests, charges or encumbrances of any nature whatsoever, except for those created hereby. No mortgages, deeds of trust, financing statements or other evidences of security interests covering all or any of the aforesaid property are on file among the records of any public office, except those evidencing a security interest in favor of the Lender.

                 (j) Material Misstatement. No statement made herein or information, exhibit or report furnished by the Borrower to the Lender in connection with this Agreement or its negotiation, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the foregoing not misleading.

ARTICLE 6.  COVENANTS OF THE BORROWER

         SECTION 6.01 AFFIRMATIVE COVENANTS. So long as the Note shall remain unpaid, the Borrower hereby covenants and agrees that it will, unless the Lender shall otherwise consent in writing:

                 (a) Payment of Obligations. Pay punctually and discharge when due: (i) all indebtedness heretofore or hereafter incurred; (ii) all taxes, assessments and governmental charges or levies imposed upon it or its income or profits, or upon any properties belonging to it; (iii) claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid might become a lien or charge upon the property of the Borrower; provided that this covenant shall not require the payment of any of the matters set forth in (i), (ii) and (iii) above if the same shall be contested in good faith and by proper proceedings diligently pursued and as to which adequate reserves have been set aside on the books of the Borrower in accordance with generally accepted accounting principles.

                 (b) Preservation of Existence. Preserve and maintain its respective corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation.

                 (c) Maintenance of Properties. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 (d) Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

                 (e) Maintenance of Insurance. Maintain with responsible and reputable insurance companies policies on all of its properties and covering such risks, including public liability and workers' compensation, in such amounts as are usually carried by companies engaged in similar businesses and owning similar properties as the Borrower, and promptly upon execution thereof provide to the Lender copies of all such policies and any riders or amendments thereto. The policies of insurance required hereunder shall name the Lender as an additional loss payee or additional insured, as applicable, and shall provide that the Lender shall receive at least thirty (30) days' written notice prior to the cancellation, termination or alteration of any such policy.

                 (f) Operations in Ordinary Course. Continue to operate its business in the ordinary course.

                 (g) Perfection of Liens. Do all things requested by the Lender to preserve and perfect the liens and security interests of the Lender arising pursuant to the Security Agreement, the Pledge Agreement, any Leasehold Mortgage or any other agreement required hereunder as first liens and security interests.

                 (h) FCC Approval. If counsel to the Lender reasonably determines that the consent of the FCC is required in connection with the execution, delivery and performance of this Agreement, the Pledge Agreement, the Security Agreement or any other document delivered to the Lender in connection herewith or therewith or as a result of any action which may be taken pursuant hereto or thereto, then the Borrower, at its sole cost and expense, agrees to use its best efforts to secure such consent and to cooperate with the Lender in any action commenced by the Lender to secure such consent.

                 (i) Loan And Option Agreement. Borrower shall execute and deliver the Loan And Option Agreement and comply with its obligations thereunder.

         SECTION 6.02 NEGATIVE COVENANTS. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower hereby covenants that it will not, without the Lender's prior written approval:

                 (a) Indebtedness. Create or incur, assume or suffer to exist any indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, except for:
(i) indebtedness evidenced by the Note; and (ii) indebtedness (other than for borrowed money) incurred in the ordinary course of business not to exceed Fifty Thousand Dollars ($50,000.00) in the aggregate at any one time.

                 (b) Liens. Create, assume or suffer to exist, directly or indirectly, any security interest, mortgage, deed of trust, pledge, lien, charge or other encumbrance, of any nature whatsoever upon any of its properties or assets, now owned or hereafter as acquired, excluding, however, from the operation of this covenant:

                          (i)     any security interest or lien created
pursuant to this Agreement;

                          (ii)    liens for taxes or assessments either not
delinquent or the validity of which are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                          (iii)   materialmen's, mechanics', carriers',
workmen's, repairmen's, warehousemen's or other like liens arising in the ordinary course of business and either not yet due and payable or being contested in good faith by appropriate legal proceedings and as to which adequate reserves shall have been set aside on its books, in conformity with generally accepted accounting principles;

                          (iv)    deposits or pledges to secure payment of
workers' compensation, unemployment insurance or other social security benefits or obligations; or

                          (v)     any judgment lien, unless the judgment it
secures shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed, or execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of any such stay.

                 (c) Disposition of Assets. Sell, transfer, lease or otherwise dispose of all or any material part of its assets other than in the ordinary course of business and in exchange for collateral of like value in which the Lender shall have a security interest.

                 (d) Merger. Enter into any consolidation or merger with, or into any acquisition of all or substantially all of the properties or assets of any person or entity.

                 (e) Transfer or Issuance of Shares. Permit the issuance or transfer of any shares of the capital stock of the Borrower, or any options, warrants, convertible securities or other rights to purchase the Borrower's stock. The preceding sentence shall not apply to (i) transfers to the Lender;
(ii) transfers resulting from the death of the Shareholder; and (iii) transfers effected by the Shareholder with the prior written consent of the Lender (which shall not be unreasonably withheld), solely for estate planning purposes of the Shareholder.

                 (f) Change of Business. Change, in any material respect, the nature or character of its business as intended, or engage in any activity not reasonably related to such business.

                 (g) Remove Assets. Remove any of the assets procured with the proceeds of the borrowings provided for herein, or any replacements for such assets, to a jurisdiction in which no financing statement on Form UCC-1 has been filed by the Lender with respect to such assets.

                 (h) Distributions or Dividends. Declare or make, directly or indirectly, any payment or distribution, or incur any liability for the purchase, acquisition, redemption or retirement of any capital stock of the Borrower or as a dividend, return of capital or other payment or distribution of any kind to a shareholder of the Borrower or any affiliate of the Borrower (other than any stock dividend or stock split or similar distribution payable only in capital stock of the Borrower) in respect of the Borrower's capital stock, except that the Borrower may declare one annual dividend per year on all classes of its capital stock with the prior written consent of the Lender. Notwithstanding the foregoing, Borrower shall be permitted to distribute to a shareholder of Borrower, any payments as received by Borrower pursuant to Attachment I of the Time Brokerage Agreement between Borrower and Lender for the operation of the Station.

                 (i) Transactions with Affiliates. Enter into any transaction or agreement with any affiliate of the Borrower.

                 (j) Contracts. Enter into any contract or commitment relating to its stock or assets except for contracts involving aggregate payments of less than Five Thousand Dollars ($5,000.00) and contracts which can be terminated without penalty on thirty (30) days' notice or less, or amend or terminate any material contract (or waive any substantial right thereunder), or incur any obligation (including obligations relating to the borrowing of money or guarantee of indebtedness).

                 (k) Adverse Change. Suffer any material adverse change in the assets, properties or condition (financial or otherwise) of the Borrower or the Station, or any damage, destruction or loss affecting any assets used or useful in the conduct of the business of the Borrower that is not promptly repaired or replaced in accordance with 6.01(c).

                 (l) Employee Compensation. Suffer any material increase in excess of the reasonable range in the broadcast industry in the same or similar markets in compensation payable or to become payable to any employees, or any bonus payment made or promised to any employee, or any material change in personnel policies, insurance benefits or other compensation arrangements affecting any employees, provided that nothing in this clause shall be construed to limit or restrict the commission compensation of employees who may be selling brokered time for the Borrower.

                 (m) Cancellation of Debts. Cancel any debts owed or claims held by the Borrower.

                 (n) Write-Down. Suffer any significant write-down of the value of any assets without the prior written consent of the Lender except and as required by generally accepted accounting principles as required to present accurate financial information on the Borrower.

                 (o) Rights. Transfer or grant any right under, or enter into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, service mark, trade name, franchise, or similar right, or modify any existing right relating to the Borrower.

                 (p) Television Affiliation Agreement. In the event Borrower acquires the Station, terminate, amend or waive any provision of the Television Affiliation Agreement, if any, to which the Station is a party.

                 (q) Loan And Option Agreement. In the event the Borrower enters into the Loan And Option Agreement, terminate, materially amend, commit any material breach or default under or waive any term of the Loan And Option Agreement.

         SECTION 6.03 REPORTING REQUIREMENTS. So long as the Note shall remain unpaid and the Agreement shall not have been terminated, the Borrower shall, unless the Lender shall otherwise consent in writing, furnish to the
Lender:

                 (a) Default Certificate. As soon as possible and in any event within five (5) business days after the occurrence of each Event of Default (as defined in Section 7.01) of which the Borrower has knowledge, the statement of the President of the Borrower setting forth details of such Event of Default and the action which the Borrower proposes to take with respect thereto.

                 (b) Financial Statements. Beginning with the making of the Final Installment, quarterly financial statements within thirty (30) days after the end of each fiscal quarter; within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the reviewed financial statements for such year for the Borrower, including therein a balance sheet of the Borrower as of the end of such fiscal year, statements of income and expense of the Borrower for such fiscal year, and a statement of cash flow of the Borrower for such fiscal year, in each case prepared by an independent public accountant of recognized standing acceptable to the Lender. Lender shall accept a review of the Borrower's financial records.

                 (c) Notice of Litigation. Promptly give written notice of all actions, suits and proceedings before any court or governmental agency, domestic or foreign, which may be commenced or threatened against the Borrower in which the claim involved is Five Thousand Dollars ($5,000.00) or more and of any other matter of the type described in Section 5.01(e).

                 (d)  Budget.  An annual budget to the Lender within thirty
(30) days of the beginning of each fiscal year of the Borrower. Such budget shall be satisfactory in form to the Lender.

                 (e) Other Information. Such other information respecting the business, properties, operations or the condition, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

ARTICLE 7.  EVENTS OF DEFAULT

         SECTION 7.01 EVENTS OF DEFAULT. Under this Agreement, an Event of Default shall be any of the following:

                 (a) The Borrower shall fail to pay any installment of principal or interest on the Note, or any other obligation to the Lender when due whether at the due date thereof or by acceleration or otherwise, and such default shall remain unremedied for a period of ten (10) days after notice thereof shall have been given to the Borrower; or

                 (b) The security interest or lien of the Lender in any material portion of the collateral covered by the Security Agreement, Pledge Agreement or any Leasehold Mortgage shall at any time not constitute a legal, valid and enforceable security interest or lien; or

                 (c) Any representation or warranty made by the Borrower (or any of its officers) herein, in the Security Agreement or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, the Note, any Leasehold Mortgage or the Security Agreement, or by the Shareholder in the Pledge Agreement shall prove to have been incorrect in any material respect when made; or

                 (d) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Note, the Security Agreement, any Leasehold Mortgage or any Television Affiliation Agreement relating to the Station (the "Television Affiliation Agreement"), or the Shareholder shall fail to perform or observe any term, covenant or agreement contained in the Pledge Agreement, and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender; or

                 (e) The Borrower shall fail to pay any indebtedness for borrowed money owing by the Borrower or any interest or premium thereon, when due, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or the Borrower shall fail to perform any term, covenant or agreement under any agreement or instrument evidencing or securing or relating to any such indebtedness owing by the Borrower if the effect of such failure is to accelerate, or to permit the holder of such indebtedness to accelerate the maturity of such indebtedness; or

                 (f) The Borrower shall expend the proceeds of the Loan for any purpose other than the purchase of the Station and the operation of the Station's business without the prior written consent of the Lender, which may be withheld in the Lender's sole discretion; or

                 (g) The Borrower shall (i) fail to pay its debts as they mature in the ordinary course of business; (ii) file a petition commencing a voluntary case concerning it under any Chapter of Title 11 of the United States Code entitled "Bankruptcy"; or (iii) the Borrower shall apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or (iv) such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Borrower and such appointment shall continue undischarged for a period of ninety (90) days; or (v) an involuntary case is commenced against the Borrower under any Chapter of the aforementioned Title 11 and an order for relief under such Title 11 is entered or the petition commencing the case is controverted but is not dismissed within ninety (90) days after the commencement of the case; or

(vi) the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or (vii) any such proceeding shall be instituted against the Borrower and shall remain undismissed for a period of ninety (90) days; or (viii) the Borrower shall take any action for the purpose of effectuating the foregoing; or

                 (h) Any court, government, or government agency shall condemn, seize or otherwise appropriate or take custody or control of all or a substantial portion of the property or assets of the Borrower; or

                 (i) There shall be an irrevocable and unappealable denial or revocation of the broadcast license for the Station.

         SECTION 7.02 EFFECT OF EVENT OF DEFAULT. Should any Event of Default occur, the Lender may at its option by written notice to the Borrower declare the entire unpaid principal amount of the Note, together with all unpaid interest and all other amounts payable under this Agreement and every other obligation of the Borrower to the Lender, immediately due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Note or in such other note or evidence of indebtedness to the contrary notwithstanding; provided, however, that in case of an Event of Default under Section 7.01(g), all the obligations of the Borrower under this Agreement and the Note shall become immediately due and payable as of the date of any such Event of Default regardless of the cause of such Event of Default and without any notice to the Borrower required from the Lender. The Lender shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Florida and, without limiting the generality of the foregoing, the rights and remedies provided for in the Security Agreement, Pledge Agreements, and any Leasehold Mortgage, which provisions are hereby incorporated by reference.

ARTICLE 8.  MISCELLANEOUS

         SECTION 8.01 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.02 AMENDMENTS. No amendment, modification, termination or waiver of any provision of this Agreement, the Note, the Security Agreement or any Leasehold Mortgage, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless in writing, signed by the Lender and then only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

         SECTION 8.03 CONFLICTS. In the event of any conflict or inconsistency between any provision of this Agreement and a provision of the Note, the Security Agreement or any Leasehold Mortgage, the provisions of this Agreement shall control.

         SECTION 8.04 ADDRESS FOR NOTICES. All notices and other communications under this Agreement shall be in writing and shall be served by personal service or by mailing a copy thereof by registered or certified mail, return receipt requested, to the applicable party at the addresses indicated below:

                 If to the Borrower:

                          Mr. Gary Cocola
                          Cocola Media Corporation of Florida
                          706 W. Herndon Avenue
                          Fresno, CA  93650

                 with a copy (which shall not constitute notice) to:

                          Alan C. Campbell, Esq.
                          Irwin, Campbell & Tannenwald
                          1320 18th Street, N.W., Suite 400
                          Washington, D.C.  20036

                 If to the Lender:

                          Mr. Lowell W. Paxson
                          Paxson Communications Corp.
                          18401 U.S. Highway 19 North
                          Clearwater, FL  34624

                 with a copy (which shall not constitute notice) to:

                          Anthony L. Morrison, Esq.
                          General Counsel
                          Paxson Communications Corp.
                          18401 U.S. Highway 19 North
                          Clearwater, FL  34624
or at such other address as may be designated by either party in a written notice to the other complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when deposited in the mails.

         SECTION 8.05 EXPENSES. The Borrower agrees to pay on demand all costs and expenses incurred by the Lender directly in the enforcement of this Agreement, the Note, the Security Agreement, any Leasehold Mortgage, the Pledge Agreement and other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of any attorney to whom the Note is referred for collection (whether or not litigation is commenced) or for representation in proceedings under any bankruptcy or insolvency law. In addition, the Borrower shall pay any and all taxes and fees payable or determined to be payable in connection with the execution, delivery and recordation of any instruments and documents to be delivered hereunder.

         SECTION 8.06 BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when executed and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights or obligations hereunder without the prior written consent of the Lender.

         SECTION 8.07 GOVERNING LAW. This Agreement, the Note, the Security Agreement and related documents shall be governed by, and construed in accordance with, the laws of the State of Florida with the exception of its conflicts of laws provisions; provided that the effect of any recordation shall be determined by the State thereof. The parties agree to the exclusive jurisdiction and venue of the state and federal district courts for the district including Palm Beach, Florida.

         SECTION 8.08 SEVERABILITY OF PROVISIONS. Any provision of this Agreement, the Note, the Security Agreement, or any Leasehold Mortgage that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of any provisions in any other jurisdiction.

         SECTION 8.09 HEADINGS. Article and Section headings in this Agreement are including for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 8.10 RIGHTS AFFECTED BY EXTENSIONS. The rights of the Lender and its assigns shall not be impaired by any indulgence, release, renewal, extension or modification which the Lender may grant with respect to the indebtedness or any part thereof, or with respect to the collateral or with respect to any endorser, guarantor, or surety without notice or consent of the Borrower or any endorser, guarantee, or surety.

         SECTION 8.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement and in any documents or certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the Note and the making of the Loan hereunder and continue in full force and effect, as of the respective dates as of which they were made, until all of the obligations of the Borrower to the Lender hereunder have been paid in full.

         SECTION 8.12 ATTORNEYS' FEES. If any litigation arises between the parties in connection with the transactions contemplated by this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to all other damages and remedies.

         SECTION 8.13 FURTHER ASSURANCES. From time to time, the Borrower shall execute and deliver to the Lender such additional documents as the Lender may reasonably require to carry out the purposes of this Agreement or any of the documents entered into in connection herewith, or to preserve and protect the rights of the Lender hereunder or thereunder.

         SECTION 8.14 INDEMNIFICATION. The Borrower hereby indemnifies and holds harmless the Lender and its directors, officers, shareholders, employees, agents, counsel, subsidiaries and affiliates (the "Indemnified Persons") from and against any and all losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Person in any way relating to or arising out of this Agreement, the documents entered into in connection herewith, or any of them or any of the transactions contemplated hereby or thereby; provided, however, that the Borrower shall not be liable to any Indemnified Person, if there is a judicial determination that such losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulted solely or in part from the gross negligence or willful misconduct of such Indemnified Person.

         SECTION 8.15 NON-RECOURSE. Notwithstanding anything to the contrary herein, in any action or proceeding commenced with reference to this Loan Agreement, no judgment shall be sought or obtained against Gary Cocola personally or enforced against any of his separate assets, other than his shareholder interests in Borrower, and such liability under this Loan Agreement shall be limited to his shareholder interests in Borrower. In any legal action or suit in equity which the Lender may undertake to enforce its rights and remedies under the Loan Agreement, any judgment may be satisfied by recourse only to Gary Cocola's shareholder interests therein and not by recourse to Gary Cocola personally or by execution on any of his separate and/or joint assets, other than his shareholder interests in Borrower.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

WITNESS:                                  COCOLA MEDIA CORPORATION OF
                                                   FLORIDA


                                          By:
------------------------------               ----------------------------------
                                                   Name:
                                                   Title:


WITNESS:                                  PAXSON COMMUNICATIONS CORP.


                                          By:
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                                                   Name:
                                                   Title: